Independent Auditors' Consent



The Board of Directors and Shareholders
The Dreyfus/Laurel Funds, Inc.:

We consent to the use of our report dated November 3, 1997 with respect to Dreyfus Premier Tax Managed Growth Fund of The Dreyfus/Laurel Funds, Inc. included in the Statement of Additional Information and to the reference to our firm under the hearing "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" in the Statement of Additional Information.





                                                     KPMG Peat Marwick LLP



New York, New York
November 3, 1997